                                                                     EXHIBIT 4.5



                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is dated as of May 28, 2002, among American Science and Engineering, Inc., a Massachusetts corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (each a "PURCHASER" and collectively the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

             "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

             "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

             "BENEFICIAL OWNER" means a Person who, together with any Affiliate thereof, directly or indirectly: (i) beneficially owns shares of Common Stock (as determined by Rule 13d-3 of the Exchange Act); (ii) has the right to acquire shares of Common Stock, vote or dispose of shares of Common Stock pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) by any other Person (or any Affiliate thereof) with which such Person or any of such Person's Affiliate, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company.

             "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

             "CLOSING" means the closing of the purchase and sale of the Shares and Warrants pursuant to SECTION 2.1.

             "CLOSING DATE" means the date of the Closing.

             "COMMISSION" means the Securities and Exchange Commission.

             "COMMON STOCK" means the common stock of the Company, $.66 2/3 par value per share, and any securities into which such common stock may hereafter be reclassified.

             "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

             "COMPANY COUNSEL" means Brown Rudnick Berlack Israels LLP

             "EFFECTIVE DATE" means the date that the initial Registration Statement required by the Registration Rights Agreement is first declared effective by the Commission.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "INVESTMENT AMOUNT" means, with respect to each Purchaser, the investment amount indicated below such Purchaser's name on the signature page of this Agreement

             "LIEN" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

             "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

             "PER SHARE PRICE" equals $17.64(1).


-----------------------------------

(1) 90% of the average of the closing prices of the Common Stock as reported on the American Stock Exchange for the five consecutive Trading Days immediately prior to (but not including) the Closing Date.


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             "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

             "PURCHASER COUNSEL" means Robinson Silverman Pearce Aronsohn & Berman LLP.

             "PURCHASER PERCENTAGE" means, with respect to a Purchaser, the percentage equal to the product of (x) a fraction, the numerator of which shall be the Investment Amount paid by such Purchaser on the Closing Date and the denominator of which shall be the aggregate Investment Amount paid by all Purchasers on the Closing Date times (y) 100.

             "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

             "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 28, 2002, among the Company and the Purchasers, in the form of EXHIBIT B hereto.

             "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

             "SECURITIES" means the Shares, the Warrants and the Warrant Shares.

             "SECURITIES ACT" means the Securities Act of 1933, as amended.

             "SHARES" means the shares of Common Stock issued to the Purchasers at the Closing pursuant to this Agreement.

             "SUBSIDIARY" means any entity constituting greater than 10% of the Company's consolidated annual revenue and in which the Company, directly or indirectly, owns 25% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 25% or more of the board of directors or similar governing body of such entity each of which is listed in Schedule 3.1(a).

             "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

             "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market that the Common Stock is listed or quoted for trading on the date in question.

             "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Registration Rights Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

             "TRANSFER AGENT INSTRUCTIONS" means the instructions to the Transfer Agent as set forth in the forth of EXHIBIT E.

             "WARRANTS" means the Common Stock purchase warrants in the form of EXHIBIT C, issuable to the Purchasers at Closing.

             "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Shares and Warrants for the aggregate purchase price of $19,688,600. The Investment Amount for each Purchaser is set forth below such Purchaser's name on such Purchaser's signature page to this Agreement. The Closing shall take place at the offices of Purchaser Counsel concurrently with the execution and delivery of this Agreement by the parties or at such other location or time as the parties may agree.

         2.2 CLOSING DELIVERIES.

             (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                 (i) this Agreement duly executed by the Company;

                 (ii) a certificate evidencing a number of Shares equal to the Investment Amount indicated below such Purchaser's name on the signature page of this Agreement divided by the Per Share Price, registered in the name of such Purchaser;

                 (iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire a number of Warrant Shares equal to 25%

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of the Investment Amount indicated below such Purchaser's name on the signature page of this Agreement, divided by the Per Share Price;

                 (iv) the legal opinion of Company Counsel and of the Company's in-house counsel, each in agreed form, addressed to the Purchasers;

                 (v) the Registration Rights Agreement duly executed by the Company; and

                 (vi) the Transfer Agent Instructions duly executed by the Company and acknowledged by the Company's transfer agent.

             (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                 (i) this Agreement duly executed by such Purchaser;

                 (ii) the Investment Amount indicated below such Purchaser's name on the signature page of this Agreement, in United States dollars, by wire transfer to an account designated in writing by the Company for such purpose; and

                 (iii) the Registration Rights Agreement duly executed by such Purchaser.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Purchaser, as of the date of this Agreement that:

             (a) SUBSIDIARIES. The Company has no direct or indirect Subsidiaries other than those listed in SCHEDULE 3.1(a). Except as disclosed in
SCHEDULE 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no Subsidiaries, then references in the Transaction Documents to Subsidiaries will be disregarded.

             (b) ORGANIZATION AND QUALIFICATION. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an inability of the Company to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

             (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors rights and remedies.

             (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

             (e) FILINGS, CONSENTS AND APPROVALS. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents where the failure to so obtain would have or could reasonably be expected to result in a Material Adverse Effect, other than: (i) the filing with the Commission of one or more Registration Statements and Form D, (ii) the filing of any applicable blue sky filings, and (iii) the application(s) to the Trading Market on which the shares of Common Stock of the Company are currently traded for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby (collectively, the "REQUIRED APPROVALS").

             (f) ISSUANCE OF THE SECURITIES. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, except for those restrictions on the Securities specified in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants in order to issue the full number of Warrant Shares as are or may become issuable in accordance with the Warrants.

             (g) CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
SCHEDULE 3.1(g). Except as set forth in SCHEDULE 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in SCHEDULE 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in SCHEDULE 3.1(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

             (h) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered or made available via the Commission's Edgar filing system to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and absence of notes thereto.

             (i) MATERIAL CHANGES. Except as set forth on SCHEDULE 3.1(i), since the date of the Company's latest un-audited financial statements included within Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2001 as supplemented by the Company's earnings guidance release for the fiscal year ended March 31, 2002 (the "Earning Release"), except as specifically disclosed in the SEC Reports and the Earnings Release, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, 401(k) Plan and Board Compensation Plan (as described in the SEC Reports and Schedules 3.1(g) and 3.1(i)). The Company does not have pending before the Commission any request for confidential treatment of information.

             (j) LITIGATION. Except as set forth in SCHEDULE 3.1(j) or as otherwise disclosed in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

             (k) LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

             (l) COMPLIANCE. Except as set forth on SCHEDULE 3.1(l), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

             (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

             (n) PATENTS AND TRADEMARKS. Except as set forth on SCHEDULE 3.1(j), the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

             (o) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth on SCHEDULE 3.1(o) and in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

             (p) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (q) SOLVENCY. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

             (r) CERTAIN FEES. Except as described in SCHEDULE 3.1(r), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

             (s) CERTAIN REGISTRATION MATTERS. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2(b)-(f), no registration under the Securities Act is required for the offer and sale of the Shares and Warrant Shares by the Company to the Purchasers as contemplated by the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act. Except as described in SCHEDULE 3.1(s), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

             (t) LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the Trading Market. The issuance and sale of the Securities hereunder do not contravene the rules and regulations of the Trading Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents, including issuing and delivering to the Purchasers the maximum number of Shares and Warrant Shares contemplated by this Agreement.

             (u) INVESTMENT COMPANY. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (v) APPLICATION OF TAKEOVER PROTECTIONS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2(i) hereof, the Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers solely as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

             (w) DISCLOSURE. The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

             (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or partnership action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

             (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

             (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

             (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and may have to do so indefinitely and, at the present time, is able to afford a complete loss of such investment.

             (e) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities;
(ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

             (g) PLACE OF BUSINESS. The residence or principal place of business of such Purchaser is set forth on such Purchaser's signature page to this Agreement.

             (h) RELIANCE. Such Purchaser understands that the Company is relying on the representations and warranties of such Purchaser hereunder to establish an exemption from registration under federal and state securities laws.

             (i) BENEFICIAL OWNERSHIP. Upon the consummation of the transactions contemplated by this Agreement, such Purchaser will not become a Beneficial Owner of 15% or more of the shares of Common Stock outstanding as of the date of this Agreement.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 TRANSFER RESTRICTIONS (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company a written opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

             (b) Certificates evidencing the Securities will contain the following legend, so long as is required by this SECTION 4.1(b):

             [NEITHER] THESE SECURITIES [NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION

             FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A WRITTEN LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

             The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

             (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering the resale of such Shares and Warrant Shares is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for the Shares and Warrant Shares under this Section 4.1(c), the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         4.2 FURNISHING OF INFORMATION. As long as any Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares and Warrant Shares under Rule
144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.4 SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall (i) on the Closing Date (x) issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby and (y) file a Current Report on Form 8-K disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         4.5 INDEMNIFICATION OF PURCHASERS. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in any Transaction Document; or (b) any Action brought or made against such Purchaser Party and solely arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         4.6 SHAREHOLDERS RIGHTS PLAN. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, solely by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

         4.7 NON-PUBLIC INFORMATION. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.8 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes, including repayment of the Company's line of credit, funding working capital, capital expenditures and investments in new product development.

         4.9 RESTRICTIONS ON SALE OF SECURITIES. Each Purchaser agrees that it will not, prior to the Effective Date, if then prohibited by law, enter into any sales of Shares or Warrant Shares, nor will such Purchaser engage in any hedging, short selling or other transaction which is designed to or result in a sale of Shares or Warrant Shares by such Purchaser prior to such date.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1 FEES AND EXPENSES. The Company has agreed to reimburse $35,000 to the Purchasers as reimbursement for the Purchasers' legal and other fees and expenses incurred to prepare and negotiate the Transaction Documents. Accordingly, in lieu of the foregoing payments, the Company, on the Closing Date, will direct that the aggregate amount that the Purchasers are to pay for the Securities at the Closing, be reduced by $35,000 and paid to Purchaser Counsel and upon request by the Company, Purchaser Counsel shall provide a copy of its invoice to its client to verify such fees and expenses. Except as specified in the immediately preceding sentence and as contemplated in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         5.2 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:     American Science and Engineering, Inc.
                                829 Middlesex Turnpike
                                Billerica, MA 01821-3907
                                Attn: Chief Financial Officer
                                Fax No.: (978) 262-8812

         With a copy to:        Brown Rudnick Berlack Israels LLP
                                One Financial Center
                                Boston, MA 02111
                                Attn: Steven R. London, Esq.
                                Fax No.: (617) 856-8201

         If to a Purchaser:     To the address set forth under such Purchaser's
                                name on the signature pages hereof

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers then holding a majority of the voting power represented by the Securities purchased hereunder, assuming the exercise in full of all of the Warrants. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.5 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Each of the parties hereto represents and warrants that it has been advised by counsel. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Except in the event of a sale of all or substantially all of the assets, business or capital stock of the Company, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

         5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

         5.8 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         5.9 SURVIVAL. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Warrants, as applicable for a two year period following the Closing.

         5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.12 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         5.13 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.14 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.15 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.



                                     AMERICAN SCIENCE AND ENGINEERING, INC.



                                     By:  /s/ Andrew R. Morrison
                                         --------------------------------------
                                         Name: Andrew R. Morrison
                                         Title: Vice President and CFO



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               PINE RIDGE FINANCIAL, INC.

                               By:  /s/ Kenneth L. Henderson
                                   --------------------------------------------
                                    Kenneth L. Henderson
                                    Attorney-in-fact


                               Investment Amount:                  $6,031,116.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               c/o Cavallo Capital Corp.
                               660 Madison Avenue, 18th Floor
                               New York, NY 10021
                               Facsimile No.:(212) 651-9010
                               Attn: Danny Golan

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                            RADYR INVESTMENTS LIMITED

                            By:  /s/ David Sims
                                --------------------------------------------
                            Name: David Sims
                            Title: Director


                            Investment Amount:                  $2,513,700.00


                            Principal Place of Business:  British Virgin Islands


                            Address for Notice:
                            c/o Rhino Advisors Inc.
                            130 West 29th Street, 5th Floor
                            New York, NY 10001
                            Facsimile No.:(212) 594-7181
                            Attn: Rose Alaimo

        With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                            1290 Avenue of the Americas
                            New York, NY  10104
                            Facsimile No.: (212) 541-4630 and (212) 541-1432
                            Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               CLEVELAND OVERSEAS LTD.

                               By:  /s/ Primeway S.A.
                                   --------------------------------------------
                               Name:
                               Title: Director


                               Investment Amount:                    $502,740.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               c/o Vertical Ventures, LLC
                               900 Third Avenue, 26th Floor
                               New York, NY 10022
                               Facsimile No.:(646) 274-1728
                               Attn: Joshua Silverman

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               ZLP MASTER TECHNOLOGY FUND LTD.

                               By:  /s/ Stuart J. Zimmer
                                   --------------------------------------------
                               Name: Stuart J. Zimmer
                               Title: Director


                               Investment Amount:                  $2,501,352.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               c/o Zimmer Lucas Partners
                               45 Broadway, 28th Floor
                               New York, NY 10006
                               Facsimile No.:(212) 440-0750
                               Attn: John Lee

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                           CRANSHIRE CAPITAL, L.P.

                           By:  /s/ Mitchell Kopin
                               --------------------------------------------
                           Name: Mitchell Kopin
                           Title: President - Downsview Capital
                                  The General Partner


                           Investment Amount:                $[1,508,220.00]


                           Principal Place of Business:     666 Dundee Road,
                                                            Suite 1901
                                                            Northbrook, IL 60062

                           Address for Notice:

                           [______________________________]
                           Facsimile No.: 847-562-9031
                           Telephone No.: 847-562-9030
                           Attn: Mitchell Kopin

                           With a copy to:
                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, NY  10104
                           Facsimile No.: (212) 541-4630 and (212) 541-1432
                           Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                          SF CAPITAL PARTNERS LTD.

                          By:  /s/ Brian H. Davidson
                              --------------------------------------------
                          Name: Brian H. Davidson
                          Title: Authorized Signatory


                          Investment Amount:                  $1,525,860.00


                          Principal Place of Business:    British Virgin Islands


                          Address for Notice:
                          1500 West Market Street, Suite 200
                          Mequon, WI 53092
                          Facsimile No.:(262) 240 3215
                          Attn: Brian H. Davidson

      With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                          1290 Avenue of the Americas
                          New York, NY  10104
                          Facsimile No.: (212) 541-4630 and (212) 541-1432
                          Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

                               By: /s/ Austin Marxe
                                   --------------------------------------------
                               Name:
                               Title:


                               Investment Amount:                  $1,834,560.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               Special Situations Funds
                               153 E. 53rd Street, 55th Floor
                               New York, NY 10022
                               Attn: Steven R. Becker
                               Facsimile No.:(212) 207-6515

           With Copy to:       Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, NJ 07068
                               Facsimile No.(973) 597-2383
                               Attn: John D. Hogoboom, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

                               By: /s/ Austin Marxe
                                   --------------------------------------------
                               Name:
                               Title:


                               Investment Amount:                    $705,600.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               Special Situations Funds
                               153 E. 53rd Street, 55th Floor
                               New York, NY 10022
                               Attn: Steven R. Becker
                               Facsimile No.:(212) 207-6515

           With Copy to:       Lowenstein Sandler PC
                               65 Livingston Avenue
                               Roseland, NJ 07068
                               Facsimile No.(973) 597-2383
                               Attn: John D. Hogoboom, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               DEEPHAVEN PRIVATE PLACEMENT TRADING LTD.

                               By:  /s/ Bruce Lieberman
                                   --------------------------------------------
                               Name: Bruce Lieberman
                               Title: Director Private Placement


                               Investment Amount:                  $1,273,608.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               c/o Deephaven Capital Management LLC
                               130 Cheshire Lane, Suite 102
                               Minnetonka, MN 55305
                               Facsimile No.:(952) 249-5320
                               Attn: Bruce Lieberman

           With copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                               1290 Avenue of the Americas
                               New York, NY  10104
                               Facsimile No.: (212) 541-4630 and (212) 541-1432
                               Attn: Eric L. Cohen, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                               CAPITAL VENTURES INTERNATIONAL

                               By:  /s/ Martin Kobinger
                                   --------------------------------------------
                               Name: Martin Kobinger
                               Title: Investment Manager


                               Investment Amount:                  $1,271,844.00


                               Principal Place of Business:     ________________


                               Address for Notice:
                               c/o Heights Capital Management
                               401 City Avenue, Suite 220
                               Bala Cynwyd, PA 19004
                               Facsimile No.:(610) 617 3013
                               Attn: Michael Mollen